Exhibit 99.1

Caliber Appoints Peter Dorrius to its Crypto Advisory Board

SCOTTSDALE, Ariz, September 12, 2025 (GLOBE NEWSWIRE) – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today named Peter Dorrius as the second member of its recently established Caliber Crypto Advisory Board (CCAB). This board will provide strategic oversight and guidance as Caliber executes its Digital Asset Treasury (DAT) Strategy, focused on building a treasury of LINK tokens to be held and staked for long-term value and yield.

Mr. Dorrius is a senior finance executive with experience spanning start-up manufacturers to multinational software companies. From 2010 to 2016 Mr. Dorrius served as the Chief Financial Officer Blackline Safety, a perennial North American top 500 growth company performer. In 2021, Mr. Dorrius was Chief Financial Officer of Blockcap, a Bitcoin mining company that merged with Core Scientific in a $1.46 billion transaction. Mr. Dorrius continued on with the combined companies, where he laid the groundwork for accurate tracking and reporting of the Company’s digital asset trading and staking. Since then, Mr. Dorrius has supported the growth and development of multiple companies through his extensive financial acumen and knowledge of digital asset ecosystems. Mr. Dorrius holds a Bachelor of Science degree from the University of British Columbia and is also a member of the Chartered Professional Accountants of British Columbia.

“I’m delighted to join the Caliber Crypto Advisory Board and work with the team on this unique Chainlink (LINK) digital asset treasury strategy,” said Peter Dorrius. “Caliber is taking a visionary approach to connect traditional real estate markets with the digital financial ecosystem, and I look forward in assisting the team to develop institutional grade infrastructure, controls, and security for its DAT while introducing Caliber to substantive industry connections.”

“Peter’s comprehensive knowledge of digital assets and the required corporate administration will be a tremendous asset to the CCAB,” said Chris Loeffler, CEO of Caliber. “He will help us execute on the DAT strategy and provide unparalleled guidance.”

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is a diversified alternative asset manager with over $2.9 billion in Managed Assets. For more than 16 years, Caliber has delivered value across market cycles with its private equity real estate investment platform, specializing in hospitality, multi-family residential, and industrial real estate. In 2025, Caliber launched a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing, offering investors access through both publicly traded equity (Nasdaq: CWD) and Caliber’s private equity real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com